Exhibit 5.1

KPMG LLP Chartered Professional Accountants 600 de Maisonneuve Blvd. West Suite 1500 Tour KPMG Montréal, Québec H3A 0A3	Telephone Fax Internet	(514) 840-2100 (514) 840-2187 www.kpmg.ca

AUDITORS’ CONSENT

The Board of Directors

Tembec Inc.

We consent to the use of our reports each dated November 29, 2011, with respect to the consolidated financial statements of Tembec Inc., which comprise the consolidated balance sheets as at September 24, 2011 and September 25, 2010, the consolidated statements of operations and deficit and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, incorporated by reference in the Amendment No. 1 to the Registration Statement on Form F-10 of Tembec Industries Inc., and to the reference to our firm under the heading “Independent Auditors” in the prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

August 16, 2012

Montréal, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.